                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8K/A

                      AMENDMENT TO APPLICATION OF REPORT
                 Filed Pursuant to Section 12, 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

                           CALGON CARBON CORPORATION
              (Exact Name of Registrant as Specified in Charter)

                              AMENDMENT NUMBER 1

            The Undersigned registrant hereby amends the following items, financial statements, exhibits or other positions of its Current Report dated January 15, 1997 on Form 8-K as set forth in the pages attached hereto:

            Amended Item 2
            Information provided under Item 7(a): Financial Statements of Business Acquired
                 Audited Financial Statements of Advanced Separation
                   Technologies Inc. for the Year Ended December 31,
                     1996
            Information provided under Item 7(b): Pro Forma Financial
                   Information
                 Consolidated Balance Sheet as of December 31, 1996 Combined Statement of Income for the Year Ended
                   December 31, 1996

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by undersigned thereto duly authorized.

                                      CALGON CARBON CORPORATION
                                      -------------------------
                                             (REGISTRANT)

        Date: March 12, 1997

                                      By /s/R. Scott Keefer
                                         ------------------------------
                                         R. Scott Keefer
                                         Senior Vice President-Finance,
                                         Chief Financial Officer

Amendments to current report on Form 8-K dated January 15, 1997 are highlighted by underscore.


Item 2.  Acquisition or disposition of Assets.
-------  -------------------------------------

         On December 31, 1996, Calgon Carbon Corporation (the Company) purchased the Stock of Advanced Separation Technologies, Inc. (AST) form Progress Capital Holdings, Inc. and Potomac Capital Investment Corporation for $70 million in cash. The cash purchase price was subsequently increased by $.5 million because
      -------------------------------------------------------------------------
the Adjusted Closing Net Current Assets reflected on the Closing Date Balance
-----------------------------------------------------------------------------
Sheet was greater than the amount stated in the purchase agreement. Such amount
-------------------------------------------------------------------------------
was paid on February 27, 1997.
------------------------------

         AST is headquartered in Lakeland, Florida, and designs and assembles proprietary separation equipment that employs continuous ion exchange and continuous chromatography technologies. AST serves both the industrial process and environmental markets worldwide and is a leader in supplying separation systems to the lysine and corn syrup industries. The assets acquired include technology, equipment and other assets used in the normal course of business. The equipment acquired will be used by the Company in the same manner as before the acquisition.

         AST provides the Company with innovative proven technologies that are complementary to activate carbon. AST's technical expertise and leadership position will enable the Company to broaden its participation in certain key markets and will provide an entry into other existing and promising markets that the Company does not currently serve.

         The Company utilized both currently available funds and drawings on its United States revolving credit facilities to purchase the stock of AST. Subsequently, the Company entered into a five-year $50 million bank credit
--------------------------------------------------------------------------
facility to refinance the amounts outstanding under its United States revolving
-------------------------------------------------------------------------------
credit facilities.
------------------

Item 7.  Financial Statements and Pro Forma Financial Information.
-------  ---------------------------------------------------------

         (a)  Financial Statements of Business Acquired
              Financial Statements of Advanced Separation Technologies, Inc.
                 Report of Independent Accountants
                 Balance Sheets as of December 31, 1996
                 Statement of Income and Retained Earnings for the Year Ended
                   December 31, 1996
                 Statement of Cash Flows for the Year Ended December 31, 1996 Notes to Financial Statements

         (b)  Pro Forma Financial Information
              Calgon Carbon Corporation and Subsidiary
                 (Advanced Separation Technologies, Inc.)
                     Consolidated Balance Sheet at December 31, 1996 Combined Statement of Income for the Year Ended
                       December 31, 1996

        The consolidated balance sheet at December 31, 1996 represents the latest historical balance sheet of the Company and includes the transaction enumerated in Item 2.

        The Pro Forma Combined Statement of Income for the Year Ended December 31, 1996 reflects the combination of Calgon Carbon Corporation (Consolidated) and Advanced Separation Technologies, Inc. for the annual period from January 1, 1996 to December 31, 1996.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CALGON CARBON CORPORATION
                                  -------------------------
                                        (REGISTRANT)

Date: March 12, 1997              By /s/ R. Scott Keefer
                                     ----------------------
                                     R. Scott Keefer
                                     Senior Vice President-Finance,
                                     Chief Financial Officer

Price Waterhouse LLP                                 [Logo of Price Waterhouse]


                       Report of Independent Accountants

February 13, 1997

To the Board of Directors of
Florida Progress Corporation and
Calgon Carbon Corporation


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Advanced Separation Technologies, Inc. (the Company) at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

ADVANCED SEPARATION TECHNOLOGIES, INC.
BALANCE SHEET
DECEMBER 31, 1996
--------------------------------------------------------------------------------

(in thousands of dollars)

                                                                   DECEMBER 31,
                                                                      1996

                                    ASSETS
Current assets:
  Cash                                                             $         5
  Accounts receivable (less $79 allowance for doubtful accounts)        11,033
  Inventories                                                            1,762
  Deferred income taxes                                                    274
  Other current assets                                                      42
                                                                   -----------
     Total current assets                                               13,116
Property and equipment, net                                              1,528
Deferred income taxes                                                      215
Other assets                                                                17
                                                                   -----------
     Total assets                                                  $    14,876
                                                                   ===========


                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                 $     2,302
  Other current liabilities                                              1,860
                                                                   -----------
     Total current liabilities                                           4,162
Shareholders' equity:
  Common stock - $1 par value, 10,000 shares authorized,
  issued and outstanding                                                    10
  Paid-in capital                                                       10,589
  Retained earnings                                                        115
                                                                   -----------
      Total liabilities and shareholders' equity                   $    14,876
                                                                   ===========






   The accompanying notes are an integral part of these financial statements

ADVANCED SEPARATION TECHNOLOGIES, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

(in thousands of dollars)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1996
Revenues                                                         $     27,318
Cost of goods sold                                                     18,526
                                                                 ------------
       Gross profit                                                     8,792
Selling, general and administrative expenses                            3,584
                                                                 ------------
       Operating income                                                 5,208
Other income (expense), net                                                71
                                                                 ------------
       Income before income taxes                                       5,279
Income tax provision                                                    1,978
                                                                 ------------
       Net income                                                       3,301
                                                                 ------------
Retained earnings (deficit), beginning of year                         (2,810)
  Less - Dividends paid to parent                                        (376)
  ----                                                           ------------

Retained earnings (deficit), end of year                         $        115
                                                                 ============





   The accompanying notes are an integral part of these financial statements

ADVANCED SEPARATION TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

(in thousands of dollars)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $      3,301
  Adjustments to reconcile net income to net cash provided
   by operating activities:
   Depreciation                                                           489
   Deferred income taxes                                                   (6)
  Changes in assets and liabilities:
   Accounts receivable                                                    162
   Inventories                                                         (1,036)
   Other current assets                                                    17
   Accounts payable                                                    (1,579)
   Other current liabilities                                             (297)
                                                                 ------------
    Net cash provided by operating activities                           1,051

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                   (724)
                                                                 ------------
     Net cash used in investing activities                               (724)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividend paid                                                          (376)
                                                                 ------------
     Net cash used in financing activities                               (376)

Net decrease in cash                                                      (49)
Cash at beginning of period                                                54
                                                                 ------------

Cash at end of period                                            $          5
                                                                 ============

SUPPLEMENTAL INFORMATION:

Cash payments of income taxes to parent                          $      2,441
                                                                 ============

Cash payments of interest to parent                              $          9
                                                                 ============





   The accompanying notes are an integral part of these financial statements

Advanced Separation Technologies, Inc.
December 31, 1996
Notes to Financial Statements
-------------------------------------------------------------------------------


1. Business Description

   Advanced Separation Technologies, Inc (the Company) designs and manufactures separation process equipment primarily for use in the sweeteners, biotech and specialty chemicals industries. The Company also provides auxiliary equipment packages, technical support for commercial installations and development work and rental equipment for on-site testing of separation processes.

   Prior to December 31, 1996, the Company was an 80% owned subsidiary of Progress Capital Holdings, Inc. (PCH), a wholly owned subsidiary of Florida Progress Corporation (FPC). The remaining 20% was owned by Potomac Capital Investment Corporation (Potomac), a wholly owned subsidiary of Potomac Electric Power Company. Effective December 31, 1996, PCH and Potomac sold their ownership interests in the Company to Calgon Carbon Corporation through a stock purchase agreement, dated December 2, 1996 (the sale transaction).

2. Summary of Significant Accounting Policies

   Basis of Presentation

   The accompanying financial statements reflect the financial results of the Company and AST Trading Corporation (AST Trading), a wholly owned foreign sales corporation for the year ended December 31, 1996.

   Use of Estimates

   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Revenue Recognition

   Revenue is recognized for both financial statement and income tax purposes for major equipment sales contracts under the percentage of completion method of accounting. Under this method, the estimated percentage for each contract, based on the cost of work incurred to date on the production of the contract compared to total estimated cost, is applied to total estimated revenue. This method is used because management considers the cost of work incurred to be the best available measure of progress on these contracts. Contract costs include all direct material and labor, plus an allocation of indirect costs related to contract performance, such as indirect labor and depreciation costs. Provision is made for all future estimated costs in the period in which such costs are determined.

   Revenue from sales of other products and services is recognized as the products are shipped or services rendered.

Advanced Separation Technologies, Inc.
December 31, 1996
Notes to Financial Statements
--------------------------------------------------------------------------------

   Selling, general administrative and research and development costs are charged to expense as incurred.

   Income Taxes

   The provision for income taxes is based on taxes payable for the current year and deferred taxes based upon the differences between the book and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. In April 1996, the Company formed AST Trading pursuant to Section 922 of the Internal Revenue Code of 1954, as amended. The tax law provides that a portion of the export income of an eligible foreign sales corporation will be exempt from federal and certain state income tax.

   Inventories

   Inventories are stated at the lower of cost or market. Cost is based on actual prices paid for major components and equipment in process. Work in process and finished unit inventory include direct labor and indirect costs.

   Property and Equipment

   Property and equipment are stated at cost. Depreciation is provided on the straight line method over the estimated useful lives of the individual assets. Leasehold improvements are amortized over the lease term.

   Warranties

   Equipment sold by the Company is generally under warranty against defects in material and workmanship for one year. The Company has accrued for estimated. future warranty costs.

3. Inventories

   Inventories consist of the following at December 31, 1996 (in thousands of dollars):


                                                 December 31,
                                                     1996

    Parts                                          $   878
    Work-in-process                                    957
       Less - Reserve for obsolescence                 (73)
       ----                                        -------
          Total inventories                        $ 1,762
                                                   =======


Advanced Separation Technologies, Inc.
December 31, 1996
Notes to Financial Statements
-----------------------------------------------------------------------------

4. Property and Equipment
   Property and Equipment consist of the following at December 31, 1996 (in thousands of dollars):



                                                     December 31,
                                                         1996

       Plant equipment                               $        968
       Pilot plant rental units                             1,519
       Office equipment and vehicles                          758
       Leasehold improvements                                 138
          Less - Accumulated depreciation                  (1,855)
          ----                                       ------------

             Property and Equipment, net             $      1,528
                                                     ============


5. Lease Obligations
   The Company's primary lease obligation is the lease on its office and plant facility, which has been leased under a series of one year renewal options, with the final year expiring July 31, 1997. Rental expense for the year ended December 31, 1996 was $126.

6. Accrued Expenses
   Accrued expenses consist of the following at December 31, 1996 (in thousands of dollars):


                                                     December 31,
                                                         1996

       Payroll, benefits and related taxes           $         83
       Accrued vacation                                       145
       Sales commissions                                      748
       Warranty costs                                         402
       Employee bonus program                                 464
       Other                                                   18
                                                     ------------

             Total accrued expenses                  $      1,860
                                                     ============

7. Employee Benefit Expenses
   The Company's employees were included in the various benefit plans of FPC prior to the sale transaction. These plans included the Employees Retirement Plan of FPC, employee medical, dental, long term disability and life insurance plans, the Savings Plan for Employees of FPC and other such benefits. All existing liabilities relating to such plans were retained by

Advanced Separation Technologies, Inc.
December 31, 1996
Notes to Financial Statements
--------------------------------------------------------------------------------

  FPC. For the purpose of these financial statements, the Company is considered to have participated in multiemployer benefit plans.

8. Income Taxes
   Historically, the Company has been included in the consolidated U.S. federal income tax return of FPC. The income tax provision presented represents the current and deferred income taxes that would have resulted if the Company had operated as a stand alone entity filing its own income tax returns. The provision for income taxes consists of the following
   (in thousands of dollars):




                                                     Year ended
                                                     December 31,
                                                        1996


Current:
  Federal                                             $    1,752
  State                                                      232
                                                      ----------
                                                           1,984

Deferred:
  Federal                                                      _
  State                                                       (6)
                                                     -----------

    Total income tax provision                      $      1,978
                                                     ===========


  The differences between the U.S. federal statutory tax rate and the Company's effective income tax rate is as follows (in thousands of dollars):




                                                     Year ended
                                                    December 31,
                                                        1996

    Income before taxes                             $       5,279
                                                    =============
    U.S. federal statutory rate applied
      to income before tax                          $       1,848
    State income taxes, net of federal
      income tax benefit                                      211
    Reductions in tax resulting from:
      Foreign sales corporation credit                       (127)
      Miscellaneous                                            46
                                                    -------------

    Income taxes                                    $       1,978
                                                    =============



Advanced Separation Technologies, Inc.
December 31, 1996
Notes to Financial Statements
-------------------------------------------------------------------------------

   Deferred income tax assets consist of the following at December 31, 1996 (in thousands of dollars):


                                                     December 31,
                                                         1996

    Patents                                          $        118
    Intangibles                                                68
    Property and equipment                                     30
    Inventory reserve                                          28
    Accrued warranty costs                                    157
    Bad debt reserve                                           32
    Accrued vacation                                           56
                                                     ------------

      Total deferred tax assets                      $        489
                                                     ============



   The Company has no deferred income tax liabilities at December 31, 1996.

9. Related-Party Transactions

   Certain administrative services, such as accounting, auditing, legal, treasury, risk management, payroll, and human resources were provided by PCH and FPC prior to the sale transaction. Both direct and indirect costs of providing these services were allocated to the Company based upon actual time incurred or other methods that management believed to be reasonable. The direct and indirect costs allocated to the Company were as follows
   (in thousands of dollars):


                                                     Year ended
                                                     December 31,
                                                         1996

   Corporate overhead                                    $139
   Services rendered                                     $372


   The Company also had an arrangement with PCH whereby the Company's surplus cash was transferred to PCH for investment or the Company borrowed cash to satisfy cash requirements. Interest was paid or charged on the daily balance at PCH's average commercial borrowing rate. In connection with the sale transaction, on December 31, 1996 all of the Company's then outstanding receivables and payables with PCH were settled and all of the Company's surplus cash was transferred to PCH. In addition, PCH agreed to fund the payment of the Company's accrued employee bonus program; accordingly, the Company has recorded a receivable of $463 from PCH at December 31, 1996.

Advanced Separation Technologies, Inc.
December 31, 1996
Notes to Financial Statements
-------------------------------------------------------------------------------

10. Major Customers
    For the year ended December 31, 1996, two customers accounted for 31 percent and 10 percent of the Company's revenues, respectively.

    At December 31, 1996, accounts receivable included balances totaling $4,410 from two major customers.

11. Backlog
    The following table shows the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at December 31, 1996 and from contractual agreements on which work has not yet begun (in thousands of dollars):




              Balance, December 31, 1995                      $     3,685
              Contract adjustments                                    540
              New contracts, 1996                                  23,282
                                                              -----------
                                                                   27,507
                 Less-Contract revenue earned, 1996               (24,913)
                 ----                                         -----------
              Balance, December 31, 1996                      $     2,594
                                                              ===========


                          CALGON CARBON CORPORATION
                          CONSOLIDATED BALANCE SHEET
                          --------------------------
                              December 31, 1996
                            (Dollars in Thousands)


           ASSETS
Current assets:
  Cash and cash equivalents..................................      $ 15,439
  Receivables................................................        63,762
  Inventories................................................        46,471
  Other current assets.......................................         9,247
                                                                   --------
    Total current assets.....................................       134,919

Property, plant and equipment, net...........................       173,564

Intangibles..................................................        72,658

Other assets.................................................        16,110
                                                                   --------

    Total assets.............................................      $397,251
                                                                   ========

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Long-term debt due within one year.........................      $  4,451
  Accounts payable and accrued liabilities...................        35,846
  Restructuring reserve......................................         7,847
  Payroll and benefits payable...............................        12,903
  Accrued income taxes.......................................         5,202
                                                                   --------
    Total current liabilities................................        66,249

Long-term debt...............................................        65,837
Deferred income taxes........................................        40,522
Other liabilities............................................         7,748
                                                                   --------
    Total liabilities........................................       180,356
                                                                   --------

Shareholders' equity:
  Common shares, $.01 par value, 100,000,000
    shares authorized, 41,435,960 shares issued...............          414
  Additional paid-in capital..................................       62,102
  Retained earnings...........................................      162,098
  Cumulative translation adjustments..........................       12,347
                                                                   --------
                                                                    236,961
  Treasury stock, at cost, 1,761,300 shares...................      (20,066)
                                                                   --------
    Total stockholders' equity................................      216,895
                                                                   --------
    Total liabilities and
      shareholders' equity....................................     $397,251
                                                                   ========

                          CALGON CARBON CORPORATION
                    PRO FORMA COMBINED STATEMENT OF INCOME
                    --------------------------------------
                    Twelve Months Ended December 31, 1996
                                 (Unaudited)
                            (Dollar in Thousands)

                                                              Advanced
                                            Calgon Carbon    Separation    Reclassifi-
                                             Corporation    Technologies   cations        Adjustments
                                           (Consolidated)       Inc.        (Note 2)        (Note 3)       Combined
                                           -------------    ------------   ------------   ------------     ---------
Net sales.............................          $290,196         $27,318    $        -    $          -      $317,514
                                                --------         -------    ----------    ------------       --------
Cost of products sold
  (excluding depreciation)............           180,600          18,526           (377)             -       198,749
Depreciation and amortization.........            19,049               -            531    (a)   1,647        21,227
Selling, general and
  administrative expenses.............            50,277           3,584           (642)             -        53,219
Research and development
  expenses............................             6,518               -            488              -         7,006
                                                --------         -------     ----------   ------------      --------
                                                 256,444          22,110              -          1,647       280,201
                                                --------         -------     ----------   ------------      --------
Income from operations................            33,752           5,208                        (1,647)       37,313

Interest income.......................             1,551               -             33   (b)     (727)          857
Interest expense......................              (752)              -             (9)  (c)   (3,000)       (3,761)
Other income (expense)--net...........              (742)             71            (24)             -          (695)
                                                --------         -------     ----------   ------------      --------
Income before income taxes............            33,809           5,279              -         (5,374)       33,714
Provision for income taxes............            12,171           1,978              -   (d)   (1,846)       12,303
                                                --------         -------     ----------   ------------      --------
Net income............................          $ 21,638         $ 3,301     $        -   $     (3,528)     $ 21,411
                                                ========         =======     ==========   ============      ========
Net income per common shares..........          $    .54         $   .08     $        -   $       (.09)     $    .53
                                                ========         =======     ==========   ============      ========


                          CALGON CARBON CORPORATION
                    PRO FORMA COMBINED STATEMENT OF INCOME
                    --------------------------------------
                    Twelve Months Ended December 31, 1996
                                 (Unaudited)
                            (Dollars in Thousands)

Note 1 - Net income per common share amounts are based on the weighted average
------
number of shares (40,266,971) of the acquiring company, Calgon Carbon Corporation, outstanding during the period.

Note 2 - The reclassifications adjust the amounts presented for Advanced
------
Separation Technologies Inc. to the same basis used for Calgon Carbon Corporation (Consolidated).


Note 3 - The following pro forma adjustments relate to the pro forma combined
------
statement of income for the twelve months ended December 31, 1966. The adjustments have been computed assuming the transactions enumerated in Item
2 were consummated at the beginning of the period presented and give effect to events that are (i) directly attributable to the transactions, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable. There are no material nonrecurring charges or credits and related tax effects which directly resulted from the transactions.

    The pro forma results of operations for the twelve months ended December 31, 1996, are not necessarily indicative of the actual results of operations had the transactions enumerated in Item 2 been made at the beginning of the period presented, or of results which may occur in the future.

     (a) To amortize goodwill and organization expenses. Goodwill was amortized on a straight-line basis over 40 years. Organization expenses were amortized on a straight-line basis over 5 years.

     (b) To reflect the decrease in interest income related to the portion of the purchase price that was paid from internally generated funds.

     (c) To reflect the increase in interest expense related to the portion of the purchase price that was paid by the use of debt.

     (d) To adjust the provision for income taxes to reflect the combination of the entities reported.